UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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VAALCO ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1    |  VAALCO ENERGY, INC. 2018 Proxy Statement

2018 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

VAALCO ENERGY, INC.

MAY 9, 2018

LETTER TO SHAREHOLDERS

Dear Fellow Stockholders

We have seen some strong positive results in 2017 and carry significant, positive momentum into 2018. We are generating meaningful cash flow, our reserves are increasing, and our ability to generate cash has allowed us to pay down most of our debt, further strengthening  our already clean balance sheet. We are unhedged in 2018 and beyond and given the significant benefit we are realizing from the strong improvement in Brent Crude prices, we are forecasting substantial cash flow growth. Clearly, VAALCO Energy, Inc. has the potential to grow value for all stakeholders.

Our ability to generate value is predicated on establishing a near-term and long-term strategy that is achievable and definitive and executing on that strategy. We believe that there are many value adding options available to VAALCO, through development drilling at Etame, seeking new complimentary opportunities in West Africa, and through enhancing our current operations. We are focused on minimizing downtime and curtailing production decline to maximize cash flow from our premier assets in Gabon, reaching a fair and equitable resolution with Sonangol regarding our Angola exit, reaching an agreement with partners and gaining government approval in Gabon to begin another development drilling campaign and further enhancing our financial flexibility. We are poised and ready for the future and will work hard to guide the Company toward our mutually shared goal, enhancing shareholder value.

The Board of Directors is committed to maintaining high standards of governance and compensation, at every level of the Company.  We welcome engagement with investors on a wide variety of topics and are committed to clear communications, as reflected in the enhanced proxy disclosures for our 2018 Annual Meeting.

Finally, we wish to thank John Myers and Michael Keane for their service and wish them well in their future endeavours.

Signed,

The Board of Directors

VAALCO ENERGY, INC. 2018 Proxy Statement  |    2

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

Notice of Annual Meeting of Stockholders

To the Stockholders of VAALCO Energy, Inc.: Notice is hereby given that the 2018 Annual Meeting of Stockholders of VAALCO Energy, Inc. (the “Company”) will be held at The Houston Marriott Westchase Hotel, 2900 Briarpark Drive, Houston, Texas 77042, on Wednesday, May 9, 2018, at 9:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

(1)	To elect four directors, each for a term of one year;

(2)	To ratify the appointment of BDO USA, LLP as the Company’s independent auditors for 2018;

(3)	To approve, on an advisory basis, the compensation of our Named Executive Officers;

(4)	To approve an amendment to the Company’s Restated Certificate of Incorporation to effect (i) a reverse stock split of the Company’s issued and outstanding common stock, par value $0.10 per share (the “Common Stock”), at a ratio between one-for-five and one-for-twenty, inclusive, such ratio to be determined by the Board of Directors (the “Board”) at a later date, and (ii) a reduction in the number of authorized shares of Common Stock by a corresponding ratio; and

(5)	To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting, or any adjournment or postponement thereof, only if you were a stockholder of record at the close of business on March 26, 2018.

3    |  VAALCO ENERGY, INC. 2018 Proxy Statement

VAALCO ENERGY, INC.

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

YOUR VOTE IS IMPORTANT

Your VOTE is important to the future of VAALCO Energy, Inc. and it is important that your shares of Common Stock be represented. Therefore, even if you presently plan to attend the  Annual Meeting, please vote your shares by promptly completing, signing and returning the enclosed proxy card using the enclosed envelope. The enclosed envelope requires no postage if mailed within the United States.  If you wish to vote by telephone or internet, please follow the instructions on your proxy card.  Most of our stockholders hold their shares in “street name” through brokers, banks and other nominees and are required to vote their shares through those other entities by following the instructions on the voter instruction form that they will receive from such entity.  If you do attend the  Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

The enclosed proxy statement is available on our website at www.vaalco.com, under the heading “SEC Filings” in the “Investor Relations” section of our website. The proxy statement for the 2017 and 2016 annual meetings of stockholders and our Annual Reports on Form 10-K for the years ended December 31, 2017 and December 31, 2016 are also available on the same section of our website.  Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy statements and  Annual Reports  at www.proxyvote.com.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Stockholders who receive future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of meetings of stockholders on the environment.  A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates that election.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The Proxy Statement, our Annual Report for 2017 and our 2017 Financial Statements are available at www.proxyvote.com.

By Order of the Board of Directors,

Andrew L. Fawthrop
Chairman of the Board
Houston, Texas
, 2018

VAALCO ENERGY, INC. 2018 Proxy Statement  |    4

TABLE OF CONTENTS

2018 Proxy Statement	1
Leadership Letter	2
Notice of 2018 Annual Meeting of Stockholders	3
Proposal No. 1—Election of Directors	7
Directors	8
Boards role and responsibilities	11
Meetings and committees of Directors	12
Director compensation	15
Proposal No. 2—Ratification of Appointment of Independent Auditors	18
Audit Committee Report	20
Proposal No. 3—Advisory Resolution on Executive Compensation	21
Executive Compensation Philosophy	21
Compensation Committee Report	22
Compensation Discussion and Analysis	22
2017 Summary Compensation Table	30
Grants of Plan-Based Awards during 2017	31
Outstanding Equity Awards at 2017 Fiscal Year-End	32
Proposal No. 4—Approval of Amendment of Restated Certificate of Incorporation to Effect a Reverse Stock Split and a Reduction in Authorized Shares of Common Stock	36
Additional Information	43

5    |  VAALCO ENERGY, INC. 2018 Proxy Statement

VAALCO ENERGY, INC.
9800 Richmond Avenue, Suite 700
Houston, Texas 77042

PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

We are providing you these proxy materials in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) to be voted at our 2018 Annual Meeting of Stockholders (our “Annual Meeting”), and at any postponement or adjournment of the Annual Meeting. In this proxy statement, VAALCO Energy, Inc. is referred to as the “Company,” “our company,” “we,” “our,” “us” or “VAALCO.”

Matters to be Voted On

Item for Business	Board Vote Recommendation	Further Details (Page No.)

1. Election of Four Directors	FOR EACH DIRECTOR NOMINEE

2. Ratification of the appointment of independent auditors	FOR

3. Advisory resolution on executive compensation	FOR

4. Amendment of Restated Certificate of Incorporation to effect a reverse stock split and a reduction in authorized shares of common stock	FOR

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT
YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL.

Governance Principles

The Board of Directors’ Corporate Governance Principles, which include guidelines for determining director independence and qualifications for directors, are published on VAALCO’s website at www.VAALCO.com. The website makes available all of VAALCO’s corporate governance materials, including Board committee charters. These materials are also available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies its Governance Principles, committee charters and key practices as warranted.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    6

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board Of Directors

At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the following individuals for election as directors of the Company to serve for a one year term beginning at the Annual Meeting and expiring at the 2019 Annual Meeting of Stockholders and until either they are re-elected or their successors are elected and qualified:

Andrew L. Fawthrop

Cary Bounds

A. John Knapp, Jr.

Steven J. Pully

All of the above nominees are currently serving as directors of the Company. Biographical information for each nominee is contained in the “Directors” section below. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends. Only the nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting.

Board Composition

We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We also endeavor to have a Board representing a range of experiences in business in areas that are relevant to the Company’s global activities. The evaluation of director nominees by the Nominating and Corporate Governance Committee also takes into account diversity of background.

The Nominating and Corporate Governance Committee has established criteria it considers as guidelines in considering nominations to the Board of Directors. The criteria include:

•	personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with VAALCO or its operations, and the availability and willingness to devote sufficient time to the duties of a director;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the oil and gas industry and with relevant social policy concerns;

•	experience as a Board member of another publicly held company; and

•	practical and mature business judgment.

The criteria are not exhaustive and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. Other than ensuring that at least one member of the Board is a financial expert and a majority of the Board members meet all applicable independence requirements, the Nominating and Corporate Governance Committee does not have any specific skills that it believes are necessary for any individual director to possess. Instead, the Nominating and Corporate Governance Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

7    |  VAALCO ENERGY, INC. 2018 Proxy Statement

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Committee will generally poll the Board members and members of management for recommendations. The Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of VAALCO’s competitors, and may seek input from industry experts or analysts. The Nominating and Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group with diverse backgrounds that can best represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee makes its recommendation to the Board of Directors. The Nominating and Corporate Governance Committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The Nominating and Corporate Governance Committee considers all candidates recommended by our stockholders in accordance with our Bylaw provisions. Stockholders may recommend candidates by writing to the Corporate Secretary at VAALCO Energy, Inc., 9800 Richmond Avenue, Suite 700, Houston, Texas 77042, stating the recommended candidate’s name and qualifications for Board membership. When considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee follows the same Board membership qualifications evaluation and nomination procedures discussed above.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of VAALCO’s businesses and structure. The directors’ experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

The management proxy holders will vote all duly submitted proxies “FOR” Proposal ONE unless duly instructed otherwise.

DIRECTORS

The following table provides information with respect to current directors and nominees of VAALCO. Each nominated director will be elected to serve until the next annual meeting of stockholders or until his successor is elected and qualified. On February 28, 2018, Mr. John Myers, Jr. informed the Board of his decision not to stand for re-election as a director at our Company’s 2018 Annual Meeting of stockholders and his service as a director ends on the date of the Annual Meeting.  In addition, on March 22, 2018, Mr. Michael Keane informed the Board of his decision not to stand for re-election as a director at our Company’s 2018 Annual Meeting of stockholders and his service as a director ends on the date of the Annual Meeting.

Name	Age	Title
Andrew L. Fawthrop	65	Director and Chairman of the Board
Cary Bounds	50	Director and Chief Executive Officer
A. John Knapp, Jr.	66	Director
Steven J. Pully	58	Director

VAALCO ENERGY, INC. 2018 Proxy Statement  |    8

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The following is a brief description of the background and principal occupation of each director (including each nominee) and executive officer:

Andrew L. Fawthrop – Mr. Fawthrop has served on the Board since October 2014 and as the Chairman of the Board since December 2015. Mr. Fawthrop has deep and broad-based experience in the oil and gas industry, including in West Africa, having served for 37 years with Unocal Corporation and Chevron Corporation (following its acquisition of Unocal in 2005) in a vast number of international leadership positions. Most recently, from January 2009 until his retirement in 2014, Mr. Fawthrop served as Chairman and Managing Director for Chevron Nigeria. Prior to his assignment in Nigeria, Mr. Fawthrop served as President and Managing Director for Unocal/Chevron Bangladesh from 2003 until 2007. In his professional career, Mr. Fawthrop held various positions of increasing responsibility for exploration activities around the world in geographies including China, Egypt, Indonesia, South America, Africa, Latin America and Europe. Mr. Fawthrop served as a Member of the Advisory Board of Eurasia Group. He served as a Director of Hindustan Oil Exploration Co. Ltd. from 2003 to 2005. He was an active member of the United States Azerbaijan Chamber of Commerce, the Asia Society of Texas and the Houston World Affairs Council. Mr. Fawthrop holds a Bachelor of Science in Geology and Chemistry and a Masters degree in Marine Geology from the University of London. Mr. Fawthrop’s experience in the international oil and gas industry provides a valuable resource to the Board.

Cary Bounds – Effective December 29, 2016, Mr. Bounds was appointed as our company’s Chief Executive Officer, and to our Board of Directors. He was appointed as our Interim Chief Executive Officer effective September 1, 2016, upon the effective resignation of Steven P. Guidry as our former chief executive officer. Mr. Bounds joined our company in July 2015 as our Chief Operating Officer. Mr. Bounds has held a variety of technical and management positions of increasing responsibility with major energy companies as well as independent E&P companies. Prior to joining our company, Mr. Bounds was Business Unit Manager and Vice President, Noble Energy Equatorial Guinea Limited from May 2013 until July 2015.  Earlier in his tenure with Noble, Mr. Bounds held the position of North Sea Country Manager from April 2010 until May 2013. Prior to Noble, Mr. Bounds was the Engineering and Planning Manager, Worldwide for Terralliance Technologies, Inc. and served as their Country Manager in Mozambique from 2007 to 2010. Mr. Bounds was with SM Energy from 2004 to 2007 and held the position of Engineering Manager for their Gulf Coast and Permian regions.  Mr. Bounds spent five years with Dominion E&P serving in corporate development, planning and reservoir engineering positions. Mr. Bounds began his career with ConocoPhillips in 1991 where he held a variety of reservoir and production engineering positions in U.S. onshore regions. Mr. Bounds holds a Bachelor of Science Degree in Petroleum Engineering from Texas A&M University.

9    |  VAALCO ENERGY, INC. 2018 Proxy Statement

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

A. John Knapp, Jr. – Mr. Knapp has served on the Board since December 2015. Mr. Knapp is a Partner at CCM Opportunistic Advisors, LLC, an investment fund in Houston Texas, a position he has held since March 2011. He also serves as the President, Chief Executive Officer, and principal stockholder of Andover Group, Inc., a real estate investment and development company he founded in 1978. Mr. Knapp currently serves on the board of directors of ATRM Holdings, Inc. (NASDAQ:ATRM) which he joined in April 2015, and previously served on from January 2013 until March 2013. Previously, Mr. Knapp served as the Chief Executive Officer and a director of ICO, Inc. (NASDAQ: ICOC), from October 2005 to April 2010. Mr. Knapp is a Chartered Financial Analyst and is currently a trustee of Transylvania University in Lexington, Kentucky. Mr. Knapp holds a Bachelor of Arts from Williams College. Mr. Knapp’s prior experience as a chief executive officer of a public company makes him a valuable resource to the Board.

Steven J. Pully – Mr. Pully has served on the Board since July 2015. Mr. Pully has over 30 years of experience in capital markets, finance, investing and legal matters. He also has extensive board participation and leadership experience, having served in a variety of roles on  twenty boards. Mr. Pully is currently on the board of three other public companies, Bellatrix Exploration, a Calgary-based oil and gas producer, Titan Energy, an oil and gas company operating in several basins and Goodrich Petroleum Corp., an onshore U.S. oil and gas producer. Within the past five years, Mr. Pully also served on the boards of Energy XXI Gulf Coast and EPL Oil & Gas. From 2008 until 2014, Mr. Pully served as General Counsel and a Partner of the investment firm, Carlson Capital, L.P. Mr. Pully was also previously an investment banker, serving as a Managing Director in the energy and power investment banking division of Bank of America and as a Senior Managing Director in the natural resources investment banking department of Bear Stearns & Company. Mr. Pully began his career as an attorney with Baker Botts LLP in Houston. Mr. Pully holds a Bachelor of Science in Accounting from Georgetown University and a J.D. from The University of Texas School of Law. Mr. Pully is a Chartered Financial Analyst, a Certified Public Accountant in the State of Texas and a member of the State Bar of Texas. Mr. Pully’s significant experience serving on the boards of exploration and production companies, as well as his capital markets and legal experience, make him a valuable resource to the Board.

All director nominees of VAALCO are United States citizens.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    10

DIRECTORS AND
MANAGEMENT

Director Independence

It is the policy of the Board of Directors that a majority of the members of the Board be independent. The Board has affirmatively determined that, as to each current, non-employee director nominee (Mr. Fawthrop, Mr. Keane, Mr. Knapp, Mr. Myers and Mr. Pully), no material relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each current, non-employee director and non-employee director nominee qualifies as “independent” according to VAALCO’s Corporate Governance Principles, which comply with the Corporate Governance Rules of the New York Stock Exchange (“ NYSE ”).

None of the members of our Compensation Committee are or have been officers or employees of VAALCO or any of its subsidiaries or had during 2017 a relationship requiring disclosure as a related party transaction.

Communicating Concerns to Directors

In order to provide our stockholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted procedures for communications to directors. Our stockholders and other interested persons may communicate with the Chairman of our Audit Committee or with our non-employee directors as a group, by written communications addressed in care of Corporate Secretary, VAALCO Energy, Inc., 9800 Richmond Avenue, Suite 700, Houston, Texas 77042.

BOARDS ROLE AND RESPONSIBILITIES

Board Risk Oversight

While the full Board of Directors, with input from each of its committees, oversees VAALCO’s risk management function, VAALCO’s management team is responsible for the execution of our day-to-day risk management process. The Audit Committee reviews with management, as well as internal and external auditors, the Company’s business risk management process, including the adequacy of VAALCO’s overall control environment and controls in selected areas representing significant financial and business risk. The Audit Committee periodically discusses with management its assessment of various risks and considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. Our Compensation Committee also considers risks that could be implicated by our compensation programs, and our Nominating and Corporate Governance Committee annually reviews the effectiveness of our leadership structure. In addition, each of our committees as well as senior management reports regularly to the full Board of Directors.

Code of Conduct

VAALCO has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees. In addition, VAALCO has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both codes are available on VAALCO’s web site at www.VAALCO.com and are available in print upon request. VAALCO has not granted any waivers to these codes. VAALCO intends to post any waivers or amendments to the codes on its web site.

Board Leadership Structure

Cary Bounds was appointed as our Chief Executive Officer effective December 29, 2016. On that date, he also became a member of our Board of Directors. Our Board determined in December 2015 to separate the roles of Chief Executive Officer and Chairman of the Board in connection with a Settlement Agreement entered into on December 22, 2015. Under the Settlement Agreement, the roles of Chairman of the Board and Chief Executive Officer of our company were separated, and Andrew L. Fawthrop was designated as Chairman of the Board. Mr. Fawthrop has continued to serve as our Chairman of the Board.

 With his significant experience and working knowledge of the industry and the issues that face VAALCO, our Board believes Mr. Fawthrop is the best person to lead and guide the Board of Directors. Also in December 2015, the Board appointed Michael Keane as Vice Chairman of the Board. The principal responsibilities of the Vice Chairman are to perform the duties of the Chairman in his absence and to have and perform such other duties and powers as may from time to time be assigned to him by the Board. We believe this provides a beneficial leadership structure for VAALCO and our stockholders by providing strong leadership from both our management team and Board of Directors.

For additional information regarding this Settlement Agreement and its effects on our corporate governance structure, please refer to the section entitled “Transactions with Related Persons – Other Agreements” found elsewhere in this proxy statement.

11    |  VAALCO ENERGY, INC. 2018 Proxy Statement

DIRECTORS AND
MANAGEMENT

All communications received in accordance with these procedures will be reviewed initially by our senior management. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication:

•	does not relate to our business or affairs or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

No Interlocking Directorates

None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of VAALCO’s executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of VAALCO’s Compensation Committee.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board has adopted written charters for each of its three standing, regular committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The committee charters are available on VAALCO’s website at www.VAALCO.com. Each committee is operated according to the rules of the NYSE. Each member of these committees meets the independence requirements of the NYSE, as applicable to each committee.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    12

DIRECTORS AND
MANAGEMENT

In addition, in January 2016, our Board of Directors formed a Strategic Committee to oversee evaluations of certain strategic alternatives for our Company. The functions of this committee are also described below.

Committees and Current Membership	Committee Functions
Audit(1) Mr. A. John Knapp, Jr.(2) (Chairman) Mr. Andrew L. Fawthrop Mr. Steven J. Pully(2) Mr. John Myers, Jr.

• Selects and reviews the qualifications, performance, and independence of the independent registered public accounting firm

• Reviews reports of independent and internal auditors

• Reviews and pre-approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

• Monitors the effectiveness of the audit process and financial reporting

• Reviews the adequacy of financial and operating controls

• Monitors the corporate compliance program

• Evaluates the effectiveness of the Audit Committee

Compensation Mr. Steven J. Pully (Chairman) Mr. Andrew L. Fawthrop Mr. A. John Knapp, Jr. Mr. Michael Keane

• Approves the salary and other compensation for the Chief Executive Officer

• Review and approve salaries and other compensation for executive officers other than the Chief Executive Officer

• Approves and administers VAALCO’s incentive compensation and equity-based plans

• Prepares the annual report on executive compensation

• Evaluates the effectiveness of the Compensation Committee

• Authority to retain a compensation consultant

Nominating and Corporate Governance Mr. Andrew L. Fawthrop (Chairman) Mr. Michael Keane Mr. A. John Knapp, Jr. Mr. John Myers, Jr.

• Reviews VAALCO’s corporate governance principles and practices and recommends changes as appropriate

• Evaluates the effectiveness of the Board and its committees and recommends changes to improve Board, Board committee and individual director effectiveness

• Assesses the size and composition of the Board

• Identifies and recommends prospective director nominees

• Reviews and approves or ratifies any related person transaction that is required to be disclosed

• Periodically reviews and recommends changes as appropriate in the Amended and Restated Certificate of Incorporation, Bylaws and other Board-adopted governance provisions

Strategic Committee(3) Mr. Michael Keane (Chairman) Mr. Cary M. Bounds Mr. Andrew L. Fawthrop Mr. A. John Knapp, Jr. Mr. Steven J. Pully Mr. John Myers, Jr.

• Identifies and evaluates potential merger and acquisition opportunities

• Assists management with sourcing financing for potential acquisitions or other Company financing needs

• Assess opportunities to divest non-core assets

• Provides additional guidance to management on key strategic decisions

(1)	The Board has determined that all members of the Audit Committee are financially literate within the meaning of the NYSE standards.
(2)	Audit Committee Financial Expert as determined by the Board under SEC regulations.
(3)	The Strategic Committee does not maintain a separate charter.

13    |  VAALCO ENERGY, INC. 2018 Proxy Statement

DIRECTORS AND
MANAGEMENT

Meetings and Attendance

In 2017, the Board held eleven Board meetings, four Audit Committee meetings, six Compensation Committee meetings and four Nominating and Governance Committee meetings. During 2017, each of our directors attended at least 75% of the meetings of the Board of Directors and the meetings of the board committees of the Board of Directors on which that director served at the time. VAALCO does not have a policy on whether directors are required to attend the Annual Meeting, although all of our directors attended the 2017 Annual Meeting of stockholders and are expected to attend the 2018 Annual Meeting.

Executive sessions of independent directors are held, at a minimum, in conjunction with each quarterly Board meeting. Any non-employee director can request that an executive session be scheduled. The sessions are scheduled and presided over by the Chairman of the Board.

Review and Approval of Related Person Transactions

It is VAALCO’s policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with VAALCO’s business interest. This policy is included in our Code of Business Conduct and Ethics. Each director and executive officer is instructed to always inform the Chairman and Corporate Secretary when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest. The Nominating and Corporate Governance Committee reviews all relevant information, including the amount of all business transactions involving VAALCO and the entity with which the director is associated, and makes recommendations, as appropriate, to the Board.

Under SEC rules, related party transactions are those transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any “related person” had or will have a direct or indirect material interest. Executive officers, directors, 5% beneficial owners of our common stock, and their respective immediate family members are considered to be related persons under SEC rules. Any related party transactions that occurred since the beginning of our fiscal 2017, and any currently proposed transactions, are required to be disclosed in this proxy statement. Other than as detailed below, we are not aware of any related party transactions during 2017. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the Nominating and Corporate Governance Committee deems appropriate.

Any member of the Nominating and Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Related Party Transactions

Except as detailed below, since the beginning of fiscal year 2017 there have been no transactions, and there are no currently proposed transactions, in excess of $120,000, between our Company and any “related person” in which the related person had or will have a direct or indirect material interest, and there are no currently proposed transactions.

Settlement Agreement with Group 42-BLR Reporting Group

VAALCO ENERGY, INC. 2018 Proxy Statement  |    14

DIRECTORS AND
MANAGEMENT

On December 22, 2015, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with Group 42, Inc., a Delaware corporation, Paul A. Bell, Michael Keane, and BLR Partners LP, a Texas limited partnership, BLRPart, LP, a Texas limited partnership, BLRGP Inc., a Texas corporation, Fondren Management, LP, a Texas limited partnership, FMLP Inc., a Texas corporation, The Radoff Family Foundation, a Texas non-profit corporation and Bradley L. Radoff (collectively referred to herein as the “Group 42-BLR Group”).

Under the Settlement Agreement, the Group 42-BLR Group agreed, among other items, that until the Settlement Agreement is terminated, the Group 42-BLR Group would vote in favor of (i) the election of each director nominated by the Board, and (ii) in accordance with the Board’s recommendations with respect to any other proposal to be submitted at a meeting of stockholders, unless Institutional Shareholder Services (“ISS”) recommends otherwise, in which case the Group 42-BLR Group may vote in accordance with ISS’ recommendations. The Settlement Agreement may be terminated by either party at this time.

In addition, the Group 42-BLR Group agreed to certain standstill restrictions, except that Group 42 is allowed to increase its share ownership up to a total of 6.5% and the BLR Group up to a total of 8.5% of the outstanding shares of the Company’s common stock. Under the Settlement Agreement, Mr. Keane, as the director nominee, (or any replacement designee) shall resign as a director in the event the Group 42-BLR Group fails to maintain beneficial ownership of at least 5% of the outstanding Shares or upon the termination of the Settlement Agreement.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the  SEC on December 23, 2015 and is incorporated herein by reference.

DIRECTOR COMPENSATION

Our compensation for non-employee directors is designed to be competitive with our peer group of independent energy companies, link rewards to business results and stockholder returns and facilitate increased ownership of our stock. We do not have a retirement plan for non-employee directors. Any of our executive officers who serve as directors are not paid additional compensation for their services as directors.

The Compensation Committee is responsible for evaluating and recommending to the independent members of the Board the compensation for non-employee directors, and the independent members of the Board set the compensation.

15    |  VAALCO ENERGY, INC. 2018 Proxy Statement

DIRECTORS AND
MANAGEMENT

To reflect the reduction in oil prices, the Board agreed to a reduction in their annual cash compensation on April 1, 2016. The Board elected to maintain the reduction through 2017. Non-employee directors were compensated in 2017 for service on the Board of Directors or any committee thereof as follows:

•	$33,750 retainer per annum, payable in quarterly installments;

•	$7,500 retainer per annum for the chairman of each Board committee, payable in quarterly installments;

•	$15,000 retainer per quarter for the Chairman of our Strategic Committee, payable in quarterly installments;

•	$18,750 retainer per annum for the Chairman of the Board, payable in quarterly installments;

•	$1,500 for each Board meeting attended;

•	$750 for each committee meeting attended; and

•	an annual equity award in an amount determined by the independent members of the Board. For fiscal year 2017, the awards of common stock and options to purchase common stock were granted on June 1, 2017 for Messrs. Fawthrop, Myers, Keane, Pully and Knapp, The awards of common stock are not restricted or subject to any vesting period; however, the stock award agreements provide that the director is prohibited from disposing of the stock within three years of the date of grant. The awards of options had an exercise price of $0.99 and are not subject to any vesting period.

2017 Non-Employee Director Compensation

The following table shows compensation paid to each of our non-officer directors who served during the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Stock Options ($)(2)	Total ($)
Steven J. Pully	88,502	40,000	40,000	168,502
Michael Keane	141,002	40,000	40,000	221,002
John J. Myers, Jr.	80,252	40,000	40,000	160,252
Andrew L. Fawthrop	107,250	40,000	40,000	187,250
A. John Knapp, Jr.	85,502	40,000	40,000	165,502

(1)	Includes annual cash retainer fee, board and committee meeting fees and committee chair and chairman of the board director fees for each non-employee director during fiscal year 2017, as more fully explained in the preceding paragraphs.

(2)	The amounts reported in this column reflect the aggregate grant date fair value of stock awards and stock options granted in fiscal year 2017, computed in accordance with FASB ASC Topic 718. See Note 12, “Stock-Based Compensation and Other Benefit Plans” to the Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for additional detail regarding assumptions underlying the value of these equity awards. The date of grant of these awards was June 1, 2017.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    16

DIRECTORS AND
MANAGEMENT

EXECUTIVE OFFICERS

The following table provides information with respect to current executive officers of VAALCO.

Name	Age	Title
Philip F. Patman, Jr.	49	Chief Financial Officer (Principal Financial Officer)
Elizabeth D. Prochnow	59	Controller and Chief Accounting Officer

The following is a brief description of the background and principal occupation of each non-director executive officer:

Philip F. Patman, Jr. – Mr. Patman became our Chief Financial Officer on April 17, 2017. Prior to joining VAALCO, from 2012 to 2016, Mr. Patman served as Senior Vice President of Business Development, The Americas, for Thailand’s National Oil Company PTT Exploration and Production (PTTEP). While at PTTEP, he led the company’s E&P mergers and acquisitions activities in the US, Canada, and to a lesser extent, Brazil. These activities involved multiple deal structures and tax regimes, and frequently required assessments of the impacts to complex financial statements. Mr. Patman also served as Managing Director, Mergers & Acquisitions (Asia) for The AES Corporation from 2010 to 2011, where he led a team focused on acquisitions and sales of single and multiple-asset portfolios of Asian independent power plants. He also served as Principal, Global Infrastructure, for Darby Private Equity, a unit of Franklin Templeton Investments, from 2007 to 2010, with a specific focus on Asian infrastructure, including energy systems and other fee-generating infrastructure assets. Before that, Mr. Patman was Director, Business Development-Asia, for Globeleq Ltd. from 2004 to 2007 where he made acquisitions and divestitures; he also served on boards of directors of holding and subsidiary companies owned in part by Globeleq, and, as part of executing board decisions, had responsibility for approving financial statements. He also served as a Professional Consultant, LNG and Natural Gas, for Marathon Oil from 2002 to 2004, where he advised on the development of Marathon’s Equatorial Guinea LNG liquefaction facility. Mr. Patman began his career as a lawyer in private practice in Houston. Mr. Patman received a J.D. from the University of Houston Law Center and a B.A. in the Plan II Honors Program from the University of Texas at Austin.

Elizabeth D. Prochnow – Ms. Prochnow has served as our Controller and Chief Accounting Officer since May 2015. Prior to joining our company, Ms. Prochnow most recently served as Controller and Chief Accounting Officer for Total Safety, U.S., Inc. from August 2014 to March 2015. Prior to that, she served as a director of Carrtegra, LLC, a financial advisory consulting firm, from June 2013 to August 2014 and as Executive Vice President, Chief Financial Officer of Sterling Construction Company, Inc. (Nasdaq: STRL) from November 2011 to May 2013. Before beginning with Sterling in February 2011, Ms. Prochnow was Vice President, Finance and Chief Financial Officer of Bristow Group Inc. (NYSE: BRS) from May 2009 to June 2010, and Vice President, Chief Accounting Officer and Controller from 2005 to 2009. From 1997 to 2005, Ms. Prochnow served in positions of increasing responsibility at MAXXAM Inc., ultimately as the company’s Vice President and Controller. Before MAXXAM, Ms. Prochnow served as the Controller and Chief Accounting Officer of GulfMark Offshore, Inc. (formerly GulfMark International, Inc. (NYSE:GLF)) from 1990 to 1996. Ms. Prochnow began her career as a public accountant at Arthur Andersen LLP in 1981. Ms. Prochnow holds a Bachelor of Arts degree and a Master of Accounting degree from Rice University and is a certified public accountant in the State of Texas.

17    |  VAALCO ENERGY, INC. 2018 Proxy Statement

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

AUDIT COMMITTEE MATTERS

The Audit Committee has selected BDO USA, LLP  (“BDO”) as the independent registered public accounting firm to audit the consolidated financial statements and the internal control over financial reporting of VAALCO and its subsidiaries for 2018. The Board has endorsed this appointment.

Representatives of BDO USA, LLP will be present at the Annual Meeting, will have an opportunity to make statements if they desire and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of BDO USA, LLP, the Audit Committee will consider the failure to ratify the appointment when appointing an independent registered public accounting firm for the following year. Deloitte & Touche LLP (“D&T”) previously audited the consolidated financial statements of VAALCO and VAALCO’s internal control over financial reporting during the year ended December 31, 2015. During the year ended December 31, 2015, Deloitte & Touche LLP provided both audit and non-audit services.

On behalf of the Company, the Audit Committee retained BDO USA, LLP to audit our consolidated financial statements and our internal control over financial reporting for 2017. Aggregate fees for professional services rendered for VAALCO by (i) BDO USA, LLP and by (ii) the member firms of Deloitte Touche Tohmatsu and their respective affiliates are as follows (amounts in thousands of dollars):

	BDO		D&T
	2017	2016	2017	2016
	(in thousands)		(in thousands)
Audit Fees	$569	$517	$30	$321
Audit-related Fees	–	–	121	–
Tax Fees	–	66	7	36
Total	$569	$583	$158	$357

Audit Fees

For the years ended December 31, 2017 and 2016, audit fees paid by us to Deloitte & Touche LLP and to BDO USA, LLP were for the audit of our annual financial statements, the related attestation of internal control over financial reporting, and the review of our quarterly financial statements.

Tax Fees

For the years ended December 31, 2017 and 2016, fees billed by Deloitte & Touche LLP and BDO USA, LLP to VAALCO for tax services were for review of federal and state income tax filings, consultation with respect to IRS audits, and for consultation in Gabon on payroll tax matters.

Audit Committee Pre-Approval Policies and Procedures

The 2017 audit and non-audit services provided by Deloitte & Touche LLP and BDO USA, LLP were pre-approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.

The Audit Committee has in place pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by its independent registered public accounting firm and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the accounting firm. The services and fees must be deemed compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    18

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

During 2017, no fees for services outside the audit, review or attestation that exceeded the waiver provisions of 17 CFR 210.2-01(o)(7)(i)(c) were approved by the Audit Committee.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of BDO USA, LLP as the Company’s Independent Auditor for the year 2018. If not otherwise specified, proxies will be voted “FOR” Proposal No. 2.

The management proxy holders will vote all duly submitted proxies “FOR” Proposal TWO unless duly instructed otherwise.

Change in Independent Registered Public Accountants

Effective June 20, 2016, our Audit Committee approved the engagement of BDO USA, LLP as our company’s independent registered public accounting firm for the year ending December 31, 2016. Also on that date, the Audit Committee informed Deloitte & Touche LLP that it would be dismissed as the Company’s independent registered public accounting firm, effective June 20, 2016. The Audit Committee made its decision after soliciting proposals from several accounting firms.

During the years ended December 31, 2015 and 2014, and through June 20, 2016, neither we nor anyone on our behalf consulted with BDO USA, LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither written nor oral advice was provided to us that BDO USA, LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(l)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined by Item 304(a)(l)(v) of Regulation S-K).

The reports of Deloitte & Touche LLP on our consolidated financial statements for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the December 31, 2015 report contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

During the years ended December 31, 2015 and 2014 and through June 20, 2016, there were no disagreements (as defined in Item 304(a)(l)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in its report on the consolidated financial statements for such year.

Except for the material weaknesses in our internal control over financial reporting as described by us in Item 9A of our Annual Reports on Form 10-K for the years ended December 31, 2014 (the “2014 Form 10-K”), December 31, 2015 (the “2015 Form 10-K”), each as filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2015 and March 16, 2016, respectively, and the material weakness in our internal control over financial reporting that has not been remediated as described by us in Item 4 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (“Q1 2016 Form 10-Q”), as filed with the Commission on May 10, 2016, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K that occurred during the years ended December 31, 2015 and 2014 or during the subsequent interim period through June 20, 2016. The Audit Committee discussed these matters with Deloitte & Touche LLP, and we authorized Deloitte & Touche LLP to respond fully to inquiries by BDO USA, LLP regarding these reportable events.

Deloitte & Touche LLP furnished a letter to the Commission stating that it agreed with the statements above concerning Deloitte & Touche LLP, and a copy of that letter was filed as an exhibit to our Current Report on Form 8-K that we filed with the SEC on June 24, 2016.

19    |  VAALCO ENERGY, INC. 2018 Proxy Statement

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

AUDIT COMMITTEE REPORT

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, Mr. Knapp and Mr. Pully qualify as audit committee financial experts under the applicable rules adopted under the Exchange Act. The Audit Committee is a separately designated standing committee of the Board, as defined in Section 3(a)(58)(A) of the Exchange Act, and operates under a written charter approved by the Board, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. In addition, the independent accountants are responsible for issuing an opinion on their audit of our internal control over financial reporting. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent auditors the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301 (AS 1301), “Communications with Audit Committees.”

Our independent auditors also provided to the Audit Committee the written disclosure required by applicable rules of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Audit Committee of the Board of Directors

A. John Knapp, Jr., Chairman
Andrew L. Fawthrop
John J. Myers, Jr.
Steven J. Pully

The forgoing information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing..

VAALCO ENERGY, INC. 2018 Proxy Statement  |    20

PROPOSAL NO. 3

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

We are asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers pursuant to the compensation disclosure rules of the SEC (including Item 402 of Regulation S-K), as disclosed in the Company’s most recent proxy statement, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative discussion, is hereby APPROVED.”

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal No 3: Advisory non-binding vote on executive compensation to approve the compensation of our named executive officers as disclosed in this proxy statement.

The management proxy holders will vote all duly submitted proxies “FOR” Proposal THREE unless duly instructed otherwise.

Our Compensation Program

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are required to conduct a separate stockholder advisory vote to approve the compensation of Named Executive Officers, commonly known as a “Say-on-Pay” proposal. Accordingly, we are asking our stockholders to approve, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers, as described in the “Executive Compensation and Other Information” section of this Proxy Statement.

Executive Compensation Philosophy

We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our Named Executive Officers are reasonable and not excessive.

Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Executive Compensation and Other Information—Compensation Discussion & Analysis” (the “CD&A”) section of this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy is to pay our Named Executive Officers based on performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to properly incentivize future performance by rewarding the achievement of established goals, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage our Named Executive Officers’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our Named Executive Officers be compensated competitively as compared to other companies in the same and closely related industries while ensuring that our compensation programs are consistent with our strategy, sound corporate governance principles, and stockholder interests and concerns. The Compensation Committee retains complete discretion over the actual amounts paid to our executives.

Among the program features incorporated by the Compensation Committee to align the compensation program for our Named Executive Officers with our executive compensation philosophy are the following:

•	Equity-based awards generally incorporate a multi-year vesting period to emphasize long-term performance and executive retention;

•	Equity-based awards and our stock ownership guidelines align the interests of our Named Executive Officers with those of our stockholders and focus our executives on long-term stockholder value creation;

•	Our annual performance-based cash awards incorporate numerous financial and/or strategic performance metrics to ensure that our Named Executive Officers are motivated to achieve excellence in a wide range of performance metrics; and

•	Cash payments under our employment agreements with executive officers requires a double trigger (i.e., a termination of employment in connection with a change in control) rather than a single trigger (a change in control alone) to initiate payment upon a change in control.

21    |  VAALCO ENERGY, INC. 2018 Proxy Statement

EXECUTIVE
COMPENSATION

As an advisory vote, Proposal THREE is not binding on our Board of Directors or the Compensation Committee and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information.

The Compensation Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis for 2017 required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2018 annual meeting of stockholders, and also incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Committee of the Board of Directors

Steven J. Pully, Chairman
Andrew L. Fawthrop
Michael Keane
A. John Knapp

Compensation Discussion and Analysis

Introductory note: The following discussion of executive compensation contains descriptions of various employee benefit plans and employment-related agreements. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans and agreements, which are filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017.

In this Compensation Discussion and Analysis section, we discuss our compensation objectives and our decisions and the rationale behind those decisions relating to the 2017 compensation for our executive officers named in the Summary Compensation Table, whom we sometimes refer to as our “Named Executive Officers.” The Company remains focused on achieving the appropriate compensation design that best achieves our compensation program objectives as further described below.

Objectives of Our Compensation Program

Our executive compensation program is intended to align the interests of our management team with those of our stockholders by motivating our executive officers to achieve strong financial and operating results for us, which we believe closely correlate to long-term stockholder value. In addition, our program is designed to achieve the following objectives:

Value	• Appropriately reward executives for increasing stockholder value and align the interests of our executive officers and our stockholders.
Talent	• Attract and retain talented executive officers by providing reasonable total compensation levels competitive with peer organizations.
Individual Performance	• Overall compensation justified and impacted by individual performance.
Performance based compensation	• Balance rewards for short-term and long-term results tied to individual and company performance.

What Our Compensation Program is Designed to Reward – Pay for Performance

Our business strategy is to economically increase our oil and gas reserves and production through the exploitation of our existing oil and gas properties in West Africa. Additionally, our business is to grow through acquisitions that leverage our existing technical and operational expertise. We believe that executing this business strategy will translate directly into increased stockholder value.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    22

EXECUTIVE
COMPENSATION

Our compensation program is designed to reward performance that contributes to the achievement of our business strategy on both a short-term and long-term basis. In addition, we reward qualities that we believe help achieve our strategy such as:

●	teamwork;

●	individual performance in light of general economic and industry specific conditions;

●	performance that supports our core values;

●	resourcefulness;

●	the ability to manage our existing corporate assets;

●	the ability to explore new avenues to increase oil and gas production and reserves;

●	level of job responsibility; and

●	tenure within the industry.

We also believe that we ask more of a smaller group of leaders, with each executive having a broader role and impact than they otherwise might at other companies.

Although our equity awards generally do not have explicit performance-vesting conditions, they are subject to fluctuations in our stock price and individual performance and contributions are considered in making the grants. Our Named Executive Officers, who receive a significant amount of their compensation in the form of equity awards, have been subject to the same downward pressure on their realized compensation as our stockholders. The granting of equity awards to our Named Executive Officers exposes them to the same risks that face our stockholders. Furthermore, a significant portion of the equity awards granted to our Named Executive Officers are in the form of stock options and stock appreciation rights, which we believe are inherently performance-based.

23    |  VAALCO ENERGY, INC. 2018 Proxy Statement

EXECUTIVE
COMPENSATION

Elements of Our Compensation Program and Why We Pay Each Element

To accomplish our objectives, our compensation program is comprised of four elements: base salary, cash bonus, long-term equity-based compensation and benefits.

Base Salary

• Recognize unique value and historical contributions to our success .

• Competitive in light of salary norms in the industry and the general marketplace .

• M atch competitors for executive talent .

•  Provide executives with predictable, regularly-paid income .

• Reflect an executive’s position and level of responsibility .

Cash Bonus

• Motivate management to achieve key corporate objectives .

• Competitive remuneration package aligned with peers .

• Compensation Committee maintains complete discretion on the pay-out of bonuses to the executive team .

Long-term Equity-based

• Aligns executives’ interests with the interests of our stockholders .

• Rewards long-term performance .

• Is required in order for us to be competitive from a total remuneration standpoint .

• Encourages executive retention .

• Gives executives the opportunity to share in our long-term performance .

• Utilize restricted stock, option awards and stock appreciation rights.

Benefits	• 401(k) plan and match . • Payment of insurance premiums .

2017 Advisory Vote on Executive Compensation

At our annual meeting in 2017, we offered our stockholders an opportunity to vote for or against an advisory, non-binding proposal on our executive compensation through our “say on pay” proposal.

Of the total number of shares voted for or against this proposal, holders of approximately 74% of those shares voted in favor of approval of the compensation to our Named Executive Officers.

Based on the level of stockholder support demonstrated in 2017’s “say on pay” vote, we further refined the central elements making up our incentive compensation, increasing the emphasis on long-term equity-based incentives and a targeted cash bonus component that is less than the amounts the Company had traditionally awarded. In addition, the Compensation Committee sought out and gave deference to the views and opinions of our two directors who represent two of our largest stockholders in setting compensation for our Named Executive Officers to address concerns of our stockholders. The Compensation Committee will continue to consider the outcome for our “say-on-pay” votes and stockholder views when making future compensation decisions for our executive officers.

How We Determine Each Element of Compensation

In determining the elements of compensation, we consider various measures of Company and industry performance including total stockholder return, capital expenditures, additions to reserves of oil and gas, operating costs, safety performance, production and other measures discussed herein. We aim to offer a competitive compensation package for a company of our size and in our industry, consisting of base salary, bonus and annual long-term incentive awards. The actual compensation amounts are determined annually at the discretion of the Compensation Committee. The Compensation Committee did not retain a compensation consultanting firm for 2017.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    24

EXECUTIVE
COMPENSATION

How Elements of Our Compensation Program are Related to Each Other

We view the various components of compensation as related but distinct and emphasize “pay for performance” with a significant portion of total compensation reflecting a risk aspect tied to stock performance, long- and short-term financial and strategic goals. We believe this compensation philosophy can provide a competitive, attractive cash bonus opportunity for our executives while also more closely aligning their interests with those of our stockholders. In 2016, in an effort to minimize share dilution while still providing equity-based incentive compensation that we believe is competitive with the market for executives, we adopted the VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan (the “SAR Plan”) to issue cash settled stock appreciation rights. Other than as noted above, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and yearly paid-out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

We feel that ultimately many of the compensation decisions are qualitative and not quantitative, and take into consideration the unique international nature of our operations, competitive conditions in our industry, competitive conditions for executive talent and other factors discussed below. Our current compensation structure has a good mix of both quantitative and qualitative elements, while the qualitative aspects are what the Company considers most important.

Base Salary

The Compensation Committee meets at least annually to review the base salaries of our executive officers.

In setting base salaries, the Compensation Committee seeks to maintain stability and predictability from year to year, and usually makes percentage increases based on its view of the cost of living and competitive conditions for executive talent in the oil and gas business. The Compensation Committee also considers subjective factors in setting base salary, including individual achievements, our performance, level of responsibility, experience, leadership abilities, increases or changes in duties and responsibilities and contributions to our performance.

In connection with his appointment to Chief Executive Officer in December 2016, and pursuant to the terms of his employment agreement, which was reviewed and approved by the Compensation Committee, the annual base salary of Mr. Bounds was increased from $340,000 to $400,000. Mr. Patman joined in April 2017 as the Chief Financial Officer with a base salary of $325,000. Ms. Prochnow’s base salary was increased from $195,000 to $200,000 at the end of 2017.

Bonus

Our executive officers, senior management and other non-management personnel have the potential to receive a meaningful cash bonus if annual financial and operational objectives or goals, pre-established by the Compensation Committee, are met and the Board of Directors approves the payment of bonuses.

At a meeting, usually prior to the end of the year, our Board of Directors approves the operating budget and financial forecast for the ensuing fiscal year. At a meeting in the first quarter of the following year, the Compensation Committee establishes bonus compensation for the previous year. Additionally, the Compensation Committee formally sets various targets for financial and non-financial measures such as oil and gas production levels, operating expenses, safety performance, resource additions and total stockholder return for the current year.

In determining the incentive bonuses earned, the Compensation Committee gives substantial weight to our achievement of the Company goals and objectives set out in our budget for the preceding year, in addition to individual goals and objectives for each executive. In addition, the Compensation Committee can evaluate additional factors in its determination of the approved bonus levels, including operating income and stockholder return. The Compensation Committee maintains complete discretion on the final determination of bonuses for the executive team. Typically, approximately 50% of the target bonus for each executive officer is based on corporate goals while approximately 50% of the target bonus is based on individual performance and accomplishments. The target bonus percentages, as a percentage of an individual’s annual base salary, established for our Named Executive Officers for 2017 was as follows: Mr. Bounds – 100%; Mr. Patman – 75%; and Ms. Prochnow – 30%.

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COMPENSATION

The Compensation Committee established the following corporate performance goals in March 2017 for the fiscal year 2017 bonus program for the Company as a whole:

Goals	Actual Results	Percentage impact
Achieve a Total Recordable HSE Incident Rate of 0.47 or less	0.69 (Three incidents on the Nautipa FPSO)	0%
Maintain operating costs below $34.5 million	$36.1 million	0%
Meet or exceed average net production of 3,975 barrels of oil per day	4,159	18%
Limit workover expenses to $4 million	$3.5 million	6.2%
Proved reserve additions of 1.4 million barrels net or more	Reserves grew year over year by replacing 127% of production, or 1.9 million barrels net	15%
Achieve Total Shareholder Return in the second quartile of the Company’s Peer Group	4th Quartile	0%
Maintain Corporate general and administrative expenses below $11.2 million	$9.8 million	10.9%

Under the formulaic application of the Company’s results as measured against the corporate performance goals, a payout of 50.1% of target was achieved under the corporate performance component of the 2017 bonus program.

The executive’s individual performance was further evaluated on the following additional criteria to determine their final bonus amount.

Goals	Actual Results	Percentage impact
Corporate Performance Goals	A payout of 50.1% of target was achieved, as described above	10%
Transformational Growth	A number of alternatives were evaluated and considered by management and the Board	15%
Etame License Extension	Significant progress was achieved	15%
Angola Exit	Management is still in discussions with Sonangol to reduce penalty payments associated with undrilled obligation wells	0%
Capital Funding	There were no capital projects approved in 2017	0%
Total		40%
Total Shareholder Return Modifier (1)	Stock price declined and VAALCO performance was fourth quarter relative to peers	75% reduction of Total

(1)
The total shareholder return was calculated based on the performance of our peer group of small to midsized companies with international offshore exposure, specifically, Bowleven plc, Cairn Energy plc, Eland Oil & Gas, FAR Ltd., Kosmos Energy Ltd., Ophir Energy plc, Sterling Energy plc and Tullow Oil plc.

Based on the executive’s performace results, as measured against their performance goals, a payout of 10% of target was achieved for the executive’s corporate performance for the 2017 bonus program.

Bonuses were paid to the employees in March 2018 under this formula with individual performance  and corporate performance, each accounting for 50% of  the final payments made.

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Long-Term Equity-Based Incentives

We believe formal long-term equity incentive programs are valuable compensation tools and are consistent with the compensation programs of the companies in our peer group. We maintain (i) the VAALCO Energy, Inc. 2014 Long-Term Incentive Plan (the “2014 LTIP”), which permits the grant of stock, options, restricted stock, restricted stock units, phantom stock, stock appreciation rights and other awards, any of which may be designated as performance awards or be made subject to other conditions and (ii) the SAR Plan , which permits the grant of cash settled stock appreciation rights (“SARs”). We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

•	balances short- and long-term objectives;

•	aligns our executives’ interests with the long-term interests of our stockholders and the creation of stockholder value;

•	makes our compensation program competitive from a total remuneration standpoint;

•	encourages executive retention; and

•	gives executives the opportunity to share in our long-term value creation.

The Compensation Committee administers our long-term incentive plans and performs functions that include selecting award recipients, determining the timing of grants and assigning the number of shares subject to each award, fixing the time and manner in which awards are exercisable, setting exercise prices and vesting and expiration dates. For compensation decisions regarding the grant of equity compensation to executive officers, our Compensation Committee considers recommendations from our Chief Executive Officer. Typically, awards vest over multiple years, but the Compensation Committee maintains the discretionary authority to vest the equity grant immediately if the individual situation merits. In the event of a change of control, all outstanding equity-based awards will immediately vest.

Beginning in 2014, in order to more closely align the interests of stockholders and our executive officers, the Compensation Committee determined to increase long-term equity-based incentives as a percentage of total compensation. While historically the Company had exclusively used stock options to incentivize its senior executives, starting in 2014 and based on recommendations from an independent compensation consulting firm, the Company issued a combination of stock options and restricted stock. In March 2014, the Compensation Committee approved the 2014 LTIP in order to ensure availability of equity incentive awards and the 2014 LTIP was approved by the Company’s stockholders in June 2014. In March 2016, the Compensation Committee approved the SAR Plan to issue cash settled SARs in order to ensure availability of equity incentive awards that were not dilutive to the Company’s existing stockholders. In 2017, the Compensation Committee determined that SAR awards best reflect the risk borne by our stockholders by setting the exercise price higher than the current stock price and requiring that the stock price reach predetermined levels to vest, in addition to the typical three year vesting schedule.

We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s previous and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

Mr. Bounds received 185,185 shares of restricted stock and 375,039 stock options in connection with his promotion to Chief Executive Officer, which were also considered part of his 2017 LTIP awards. One-third of the awarded options vested immediately on the date of grant, with the remainder vesting equally on the first and second anniversaries of the date of grant. The restricted stock awards vest in three equal tranches on the first, second and third anniversaries of the date of grant. In April 2017, Mr. Bounds received 754,717 SARs with an exercise price above the grant date closing price for the Company’s Common Stock and vesting limited by time and increases in stock prices.

As an inducement for Mr. Patman to join the Company he was issued 186,706 stock options and 105,794 shares of restricted stock in April 2017. The stock options and restricted stock awards vest in three equal tranches on the first, second and third anniversaries of the date of grant.

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In April 2017, Ms. Prochnow received 68,930 stock options. Starting with the award in 2017, the stock options now vest in three equal tranches on the first, second and third anniversaries of the date of grant.

Benefits

We provide company benefits that we believe are standard in the industry to all of our employees, including the Named Executive Officers. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, the majority of which is currently paid for by the Company, and a 401(k) employee savings plan. We also currently make matching contributions of up to 6% of each participant’s salary. The Company pays all administrative costs to maintain the 401(k) plan. We do not provide employee life insurance amounts surpassing the Internal Revenue Service maximum.

Assessment of Risk

The Compensation Committee is aware of the need to take risk into account when making compensation decisions. By design, our compensation program for executive officers is designed to avoid excessive risk taking. In particular, incentive awards are not locked in to specific metrics, but rather, after review of performance relative to these metrics, the Compensation Committee determines final incentive awards at their discretion.

Accounting and Tax Considerations

In conducting the compensation programs for 2017 applicable to our executive officers, the Compensation Committee considered the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which under prior law denied publicly held companies a tax deduction for annual compensation in excess of $1.0 million paid to their chief executive officer or generally their three other most highly compensated corporate officers who are employed on the last day of a given year, unless that compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by that company’s stockholders.  Pursuant to tax law changes made effective for 2018, our CEO, CFO and other Named Executive Officers will be included in the executives whose compensation is subject to the $1.0 million limit imposed by Section 162(m).  Further to this rule, should any of our current Named Executive Officers no longer meet the statutory guidelines for being considered a “covered person” as that term is defined in the Code, such executive will remain subject to the deductibility limitation of Section 162(m).  The exception previously afforded to performance criteria has been eliminated with the result that all of our CEO, CFO and other Named Executive Officer compensation will be subject to the $1.0 million limit on deductibility.  Our performance-based restricted stock awards, stock options and SAR awards granted prior to November 3, 2017 under the 2014 LTIP and SAR Plan will continue to be deductible, so long as those awards are not materially modified in the future.

For awards granted in 2018 and beyond, all taxable compensation paid to our Named Executive Officers, including compensation expense generated in connection with the exercise of options and performance-based restricted stock awards, stock options and SAR awards granted under our stock incentive plan are not exempt from the Section 162(m) deduction limit.  We may from time to time in the future pay compensation amounts to our executive officers that are not deductible.  Although we consider tax deductibility in the design and administration of our executive compensation plans and programs, we believe that our interests are best served by providing competitive levels of compensation to our Named Executive Officers even if it results in the non-deductibility of certain amounts under the Code.

If an executive is entitled to certain “nonqualified deferred compensation” benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Stock option and restricted stock awards to our employees, including executive officers, and to our directors have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with ASC Topic 718. Awards of SARs to our employees, including executive officers, have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date and each subsequent reporting date in accordance with ASC Topic 718

Termination of Employment Arrangements

Our employment agreements with Mr. Bounds and Mr. Patman, and the employment agreements with certain of our expatriate employees working in West Africa, require more than 30 days’ notice of termination. Employment contracts with expatriates typically require a longer notice period, such as 90 days, and the payment of the cost to relocate the expatriate back to their home base, along with their personal effects. Additionally, our local Gabonese and Angolan employees work under contracts complying with the respective local labor codes, which may in certain circumstances require the payment of post-termination severance.

The Company also adopted a Severance Plan in August 2015 that covers employees based in our corporate headquarters in Houston, Texas who are not executive officers. The Severance Plan provides for a benefit of one week of base salary for every year of eligible service (a minimum of four weeks and a maximum of twelve weeks base salary), an additional two weeks of base salary for those employees over the age of forty, and the payment of extended health insurance premiums for a period of three months.

Stock Ownership Requirements

The Board of Directors believes that it is in the best interest of the Company and its stockholders to align the financial interests of the officers of the Company and non-employee members of the Board with those of the Company’s stockholders. In this regard, in December 2014, as amended in September 2015, the Board adopted minimum stock ownership guidelines.

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EXECUTIVE
COMPENSATION

The guidelines require that the individuals covered by the policy must hold an interest in the Company’s shares equal to the following:

•	Chief Executive Officer–five times annual base salary;

•	Non-employee members of the Board–five times their annual cash retainer;

•	Chief Operating Officer–four times annual base salary;

•	Chief Financial Officer–three times annual base salary; and

•	Executive Vice President or any other Executive Officers–two times annual base salary.

The forms of equity ownership that can be used to satisfy the ownership requirement include: (i) shares owned directly or indirectly (e.g., by a spouse or a trust), (ii) vested and unvested shares of restricted stock and (iii) vested deferred stock units, restricted stock units, exercised share options and performance share units that are settled in shares. The following do not count towards satisfaction of the ownership requirement: (i) unexercised stock options, (ii) vested SARs, deferred stock units, restricted stock units and performance share units that are settled in cash, (iii) unvested deferred stock units, restricted stock units or performance share units, (iv) shares held in margin accounts or that are pledged and (v) long-term incentive performance awards that are settled in cash (whether vested or unvested).

Each officer or non-employee director has five years from the adoption of the policy or date of appointment, whichever is later, to attain compliance with the ownership requirement and, until a covered individual is in compliance, that individual must retain an amount equal to 60% of the net shares received as a result of the exercise, vesting or payment of any Company equity awards granted. If, for any reason, an individual’s ownership falls below their ownership requirement, that individual is again required to retain 60% of any future awards until the ownership requirement is again attained. The 60% threshold was determined based on an estimate of the amount of shares that would remain after disposing of enough shares to satisfy tax withholding requirements.

Compliance with this policy by each officer is reviewed by the Nominating and Governance Committee on an annual basis, and the Nominating and Governance Committee may exercise its discretion in response to any violation of this policy and the Compensation Committee will take into account compliance with the requirements in determining grants of long-term incentive plan awards or annual equity retainers. To date, the Nominating and Governance Committee has not found any violations under the policy.

Recoupment Policy

We currently do not have a recovery, or “clawback” policy applicable to the reimbursement to our company of any annual incentive bonuses or equity compensation awards other than those required under Section 304 of the Sarbanes-Oxley Act. The Compensation Committee will continue to evaluate the need to adopt such a policy.

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2017 Summary Compensation Table

The following sets forth the annual compensation elements of VAALCO’s Named Executive Officers for the three years ended December 31, 2017, December 31, 2016, and December 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option and SAR Awards ($)(3)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Cary M. Bounds Chief Executive Officer and Chief Operating Officer	2017	400,008	100,000	392,453	-	16,200	908,661
	2016	340,188	331,240	374,237	200,000	15,900	1,261,565
	2015	165,808	-	118,500	194,000	-	478,308
Philip F. Patman, Jr.(1) Chief Financial Officer	2017	230,214	43,266	93,736	101,562	13,000	481,778
Elizabeth D. Prochnow Controller and Chief Accounting Officer	2017	195,418	57,682	35,953	-	15,234	304,287
	2016	195,066	67,564	26,654	-	13,857	303,141
	2015	148,361	25,278	11,180	-	5,877	190,696

(1)	Mr. Patman joined the Company on April 17, 2017.

(2)	Annual bonuses for 2017 were determined and paid in March 2018 and are reflected in the 2017 bonus compensation. Annual bonuses for 2016 were determined and paid in March 2017 and are reflected in the 2016 bonus compensation. Annual bonuses for 2015 that were determined and paid in March 2016 are reflected in the 2015 bonus compensation. Mr. Bounds received $30,000 of the 2016 listed amount in late 2016, $10,000 of which was awarded in 2015.

(3)	The grant date fair value was determined under ASC Topic 718 for financial reporting purposes. For a discussion of the determination of fair value under this Topic for the grants, see Note 12, “Stock-based Compensation and Other Benefit Plans” to the Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The actual value that can be realized from the exercise of stock options or SARs, if any, depends on the increase of VAALCO’s stock price above the exercise price between the vesting date and the exercise date. All of the options granted in 2017, SARs and Mr. Bounds’ option awards in 2015 vest in three equal installments on the first, second and third anniversaries of the date of grant. The remaining options vest in three equal installments on the date of grant and the first and second anniversaries of the date of grant. The options and SARs all expire on the fifth anniversary of the date of grant. The restricted stock awards all vest in three equal tranches on the first, second and third anniversaries of the date of grant.

(4)	The amounts set forth in the “All Other Compensation” column reflect the 401(k) match we provided to all employees. The Named Executive Officers did not receive any additional compensation.

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EXECUTIVE
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Grants of Plan-Based Awards during 2017

The following table presents grants of plan-based equity awards during the fiscal year ending December 31, 2017:

Name of Executive	Grant Date	All other stock awards: Number of shares of stock or units (#)(1)	All other option and SAR awards: Number of securities underlying options (#)(2)	Exercise or base price of option and SAR awards ($)	Grant date fair value of stock, SAR and option awards ($)(3)
Cary M. Bounds	4/21/2017		754,717	$1.20	392,453
Philip F. Patman, Jr.	4/17/2017		186,706	$0.96	93,736
	4/17/2017	105,794			101,562
Elizabeth D. Prochnow	4/11/2017		68,930	$1.00	35,953

(1)	Amount represents the restricted stock granted on the noted date and vests in three equal annual installments beginning one year from the date of grant.

(2)	Amounts represent the stock options and SARs granted on the respectively noted dates. These stock options and SARs vest in three equal installments on the first, second and third anniversaries of the date of grant.

(3)	The amounts reflected in the table above for restricted stock, SARs and stock options are reported based upon the grant date fair value computed in accordance FASB ASC Topic 718. See Note 12, “Stock-based Compensation and Other Benefit Plans” to Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for additional detail regarding assumptions underlying the value of these equity awards.

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Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth specific information with respect to unexercised options and unvested awards for each of our Named Executive Officers outstanding as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)		Option expiration date	Number of shares or units or stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(10)
Cary M. Bounds	-	-	-			33,334	(7)	23,334
Cary M. Bounds	-	-	-			123,457	(8)	86,420
Cary M. Bounds	100,000	50,000	$1.94	(1)	7/6/2020	-		-
Cary M. Bounds	119,720	59,860	$1.04	(2)	3/18/2021	-		-
Cary M. Bounds	250,026	125,013	$1.08	(3)	12/29/2021	-		-
Philip F. Patman, Jr.	-	186,706	$0.96	(6)	4/17/2022	-		-
Philip F. Patman, Jr.	-	-	-			105,794	(9)	74,056
Elizabeth Prochnow	13,000	-	$2.20	(4)	4/13/2020	-		-
Elizabeth Prochnow	36,630	18,315	$1.04	(2)	3/18/2021	-		-
Elizabeth Prochnow	-	68,930	$1.00	(5)	4/11/2022	-		-

(1)	Represents the exercise price for stock options awarded on July 6, 2015. The options vest in three equal parts on the first three anniversaries following the date of grant.

(2)	Represents the exercise price for stock options awarded on March 18, 2016. One-third of the options vest on the date of grant and the remainder vest in two equal parts on the first and second anniversaries following the date of grant.

(3)	Represents the exercise price for stock options awarded on December 29, 2016. One-third of the options vest on the date of grant and the remainder vest in two equal parts on the first and second anniversaries following the date of grant.

(4)	Represents the exercise price for stock options awarded on April 13, 2015. One-third of the options vest on the date of grant and the remainder vest in two equal parts on the first and second anniversaries following the date of grant.

(5)	Represents the exercise price for stock options awarded on April 11, 2017. The options vest in three equal parts on the first three anniversaries following the date of grant.

(6)	Represents the exercise price for stock options awarded on April 17, 2017. The options vest in three equal parts on the first three anniversaries following the date of grant.

(7)	These amounts represent time-vested restricted stock awards granted on July 6, 2015. The awards vest in three equal parts on the first three anniversaries following the date of grant.

(8)	These amounts represent time-vested restricted stock awards granted on December 29, 2016. The awards vest in three equal parts on the first three anniversaries following the date of grant.

(9)	These amounts represent time-vested restricted stock awards granted on April 17, 2017. The awards vest in three equal parts on the first three anniversaries following the date of grant.

(10)	For purposes of calculating the amounts in this column, the closing price of the Company’s shares on the NYSE on December 29, 2017 of $0.70 was used.

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Option Exercises and Stock Vested During the Fiscal Year Ended December 31, 2017

The following table sets forth specific information with respect to each exercise of stock options and each vesting of stock during 2017 for each of our Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Cary M. Bounds	–	–	95,061	73,209(1)

(1)	Mr. Bounds’ value realized on the vesting of restricted stock is the result of 33,333 shares vesting at a price of $0.90 per share and 61,728 shares vesting at a price of $0.70.

Executive Employment Agreements with Mr. Bounds and Mr. Patman

Cary M. Bounds

We entered into an Amended and Restated Executive Employment Agreement with Cary Bounds effective December 29, 2016, in connection with his appointment as our Chief Executive Officer that date. The initial term of this Employment Agreement commences on December 29, 2016 and ended on December 31, 2017, subject to earlier termination upon notice or certain other conditions, and the term will be extended for successive one-year terms if neither party gives the other party notice of their intention to terminate the Employment Agreement 60 days’ prior to the end of the term. The Employment Agreement amends and replaces a prior employment agreement in effect between Mr. Bounds and our company entered into in July 2015.

The Employment Agreement provides Mr. Bounds with certain severance benefits if his employment is terminated due to his death or disability, by us without Cause (as defined in the Employment Agreement), or by Mr. Bounds for Good Reason (as defined in the Employment Agreement), including in connection with a Change in Control (as defined in the Employment Agreement). Specifically, the Employment Agreement provides that, upon a termination of Mr. Bounds’ employment by us without Cause, by Mr. Bounds for Good Reason, or due to Mr. Bounds’ death or disability, Mr. Bounds (or his beneficiaries) will receive, among other benefits, a cash severance payment at least equal to 50% of his annual base salary then in effect plus 50% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked). If Mr. Bounds’ employment is terminated by us without Cause, by Mr. Bounds for Good Reason, or due to Mr. Bounds’ death or disability, in each case within one year following a Change in Control, then we will provide Mr. Bounds (or his beneficiaries) with a cash severance payment at least equal to 150% of his annual base salary then in effect plus 150% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked).

The Company would also be required to pay for continuing health insurance premiums for Mr. Bounds and his eligible spouse and dependents for a period of one year following the termination and accrued and unpaid base salary, unused vacation days, and reimbursement for previously incurred business expenses.

Philip F. Patman, Jr.

We entered into an Employment Agreement with Mr. Patman on April 17, 2017 in connection with his appointment as our new Chief Financial Officer. The initial term of this Employment Agreement commenced on April 17, 2017 and ended on December 31, 2017, subject to earlier termination upon notice or certain other conditions, and the term will be extended for successive one-year terms if neither party gives the other party notice of their intention to terminate the Employment Agreement 60 days’ prior to the end of the term.

The Employment Agreement provides Mr. Patman with certain severance benefits if his employment is terminated due to his death or disability, by us without Cause (as defined in the Employment Agreement), or by Mr. Patman for Good Reason (as defined in the Employment Agreement), including in connection with a Change in Control (as defined in the Employment Agreement). Specifically, the Employment Agreement provides that, upon a termination of Mr. Patman’s employment by us without Cause, by Mr. Patman for Good Reason, or due to Mr. Patman’s death or disability, Mr. Patman

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(or his beneficiaries) will receive, among other benefits, a cash severance payment at least equal to 50% of his annual base salary then in effect plus 50% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked). If Mr. Patman’s employment is terminated by us without Cause, by Mr. Patman for Good Reason, or due to Mr. Patman’s death or disability, in each case within one year following a Change in Control, then we will provide Mr. Patman (or his beneficiaries) with a cash severance payment at least equal to 100% of his annual base salary then in effect plus 100% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked).

The Company would also be required to pay for continuing health insurance premiums for Mr. Patman and his eligible spouse and dependents for a period of one year following the termination and accrued and unpaid base salary, unused vacation days, and reimbursement for previously incurred business expenses.

Pension Benefits Table

We do not provide a pension plan or any other tax-qualified or non-tax-qualified defined benefit plan for our employees.

Nonqualified Deferred Compensation

We do not contribute to any nonqualified deferred compensation benefit plan or program, or under any contract that would provide deferred compensation benefits.

Potential Payments upon Termination or Change-in-Control

The following sets forth the incremental compensation that would be payable by us to our current Chief Executive Officer and Chief Financial Officer in the event of the executive officer’s termination of employment with us under various scenarios, which we refer to as “termination events,” including the executive officer’s voluntary resignation, involuntary termination for “cause,” involuntary termination without “cause,” termination by the executive for “good reason,” termination in connection with a “change in control,” termination in the event of “disability,” termination in the event of death, and termination in the event of retirement, where each of these defined terms has the meaning ascribed to it in the respective executive’s Employment Agreement. In accordance with applicable SEC rules, the following discussion assumes:

•	that the termination event in question occurred on December 29, 2017, the last business day of 2017; and

•	with respect to calculations based on our stock price, we used $0.70, which was the reported closing price of our common stock on December 29, 2017.

The analysis contained in this section does not consider or include payments made to an executive officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our executive officers and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid upon an executive officer’s termination of employment can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price at such time and the executive officer’s age and service.

Our Chief Executive Officer and our Chief Financial Officer are our only Named Executive Officers that were executive officers as of December 31, 2017 with an Employment Agreement with us. Our Chief Executive Officer and Chief Financial Officer are a party to equity award agreements relating to options, restricted stock or SARs granted under our incentive plans. These award agreements may provide that an executive officer is entitled to acceleration of outstanding grants in the event of a termination event.

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EXECUTIVE
COMPENSATION

The table below indicates the amount of compensation payable by us to our  Chief Executive Officer and Chief Financial Officer including: cash severance, and accelerated stock option and restricted stock award vesting, upon different termination events.

Name of Executive Officer and Type of Compensation	Voluntary Resignation ($)	Involuntary Termination For Cause ($)	Involuntary Termination without Cause or for Good Reason ($)	Termination in Connection with Change in Control ($)	Termination in the Event of Disability ($)	Termination in the Event of Death ($)	Termination in the Event of Retirement ($)
Cary M. Bounds
Cash Severance	–	–	400,000	1,200,000	400,000	400,000	–
Health Care Premiums	–	–	30,300	30,300	30,300	30,300	–
Accelerated Restricted Stock Vesting	–	–	–	109,754	–	–	–
Accelerated Stock Option Award Vesting	–	–	–	–	–	–	–
Total	–	–	430,300	1,340,054	430,300	430,300	–
Philip F. Patman, Jr.
Cash Severance	–	–	284,375	568,750	284,375	284,375	–
Health Care Premiums	–	–	30,300	30,300	30,300	30,300	–
Accelerated Restricted Stock Vesting	–	–	–	74,056	–	–	–
Accelerated Stock Option Award Vesting	–	–	–	–	–	–	–
Total	–	–	314,675	673,106	314,675	314,675	–

Chief Executive Officer Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules of the SEC, we are providing the following information about the relationship of our median employee and the annual total compensation of our Chief Executive Officer.

In 2017, the annual total compensation of Mr. Bounds, our Chief Executive Officer, was $908,661, as reported in the Summary Compensation Table. Based on the methodology described below, we determined that the median employee in terms of total 2017 compensation of all Company employees (other than Mr. Bounds) received an estimated $79,336 in annual total compensation for 2017. Therefore, the estimated ratio of 2017 total compensation of Mr. Bounds to the median employee was 11 to 1. The pay ratio provided is a reasonable estimate calculated in a manner consistent with SEC rules.

To determine median employee compensation, we took the following steps:

•	We identified our employee population as of December 31, 2017, which consisted of approximately 102 full-time and part-time employees.

•	With respect to employees other than Mr. Bounds, we used SEC rules to determine total compensation for 2017 for each employee, which consisted of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees, bonuses, allowances, the Company’s matching contributions to the employee’s 401(k) account and the fair value of stock-based awards on the date of grant. We then identified the median employee based on total compensation.

35    |  VAALCO ENERGY, INC. 2018 Proxy Statement

PROPOSAL NO. 4

APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND A
REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK

REVERSE SPLIT

General

You are being asked to approve a reverse stock split at a ratio between one-for-five and one-for-twenty, inclusive, with the exact ratio to be determined by our Board in its sole discretion. The reverse stock split will have the effect of combining the shares of our common stock, both authorized and outstanding, into a lesser number of outstanding shares in accordance with the reverse stock split ratio. Our Board has approved an amendment to our restated certificate of incorporation to effect the reverse stock split.

If the reverse stock split is approved, our Board would have the discretion to elect, as the Board determines to be in the best interests of VAALCO and its stockholders, to effect the reverse stock split at any ratio between one-for-five and one-for-twenty, inclusive. Given changing market conditions and other factors, our Board believes that approval of a proposal granting this discretion to the Board will provide the Board with appropriate flexibility to achieve the purposes of the reverse stock split, which are further discussed below, and to act in the best interests of VAALCO and its stockholders. If approved by our stockholders as proposed, the reverse stock split ratio will be determined, and the reverse stock split will be implemented, as soon as practicable following the  Annual Meeting.

Board Recommendation on Proposal

Our Board unanimously recommends a vote “FOR” the approval of the amendment to our Restated Certificate of Incorporation to effect a reverse stock split of all outstanding shares of the Company’s Common Stock and to reduce the number of authorized shares of the Company’s Common Stock.

The management proxy holders will vote all duly submitted proxies “FOR” Proposal  FOUR unless duly instructed otherwise.

Background

Our Common Stock is currently listed on the NYSE under the symbol “EGY”.

On November 30, 2016, we received a notice from the NYSE stating that we are not in compliance with a continued listing requirement the NYSE Listed Company Manual (the “Listed Company Manual”).  This requirement provides that a company is not in compliance if its average global market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, its stockholders’ equity is less than $50 million. As required by NYSE rules, on January 13, 2017, we submitted a business plan setting forth a plan to regain compliance within 18 months. The NYSE accepted our plan on January 27, 2017, and we are now subject to quarterly monitoring for compliance with the plan. If we fail to comply with the plan during quarterly monitoring, the NYSE may commence suspension and delisting procedures.

On June 28, 2017, the Company was notified by the NYSE that the Company does not meet the continued listing criteria set forth in Rule 802.01C of the NYSE Listed Company Manual (the “Listed Company Manual”). Specifically, the notification from the NYSE stated that the average closing price of the Company’s Common Stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on the NYSE under Rule 802.01C of the Listed Company Manual. Therefore, the Board has deemed it appropriate to effect a reverse stock split that would be intended to cure this price condition deficiency and restore the Company to compliance under the continued listing criteria.

In the event that the NYSE determines that the Company has not timely cured the foregoing deficiencies, the NYSE most likely will initiate procedures to delist our Common Stock from the NYSE.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    36

PROPOSAL NO. 4
REVERSE STOCK SPLIT

Accordingly, the Board has approved a proposed amendment to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), that would:

1.	Effect a reverse stock split of all shares of our Common Stock at a ratio between one-for-five and one-for-twenty, inclusive, such ratio to be determined by the Board at a later date (the “Reverse Stock Split”); and

2.	Reduce the number of authorized shares of the Company’s Common Stock by a corresponding ratio (the “Authorized Shares Reduction” and, together with the Reverse Stock Split, the “Reverse Split Amendments”).

The reverse stock split will not affect the number of authorized shares of our preferred stock (500,000 shares), nor will it affect the par value of our common stock or our preferred stock. The proposed amendment to our certificate of incorporation to reduce the number of our authorized shares is aligned with our proposed treatment of issued and outstanding shares of our common stock, by which the shares of our common stock outstanding or held by us as treasury shares automatically will be combined into a lesser number of outstanding shares in accordance with the reverse stock split ratio.

The Board of Directors has recommended that the Reverse Split Amendments be presented to the Company’s stockholders for approval. Upon receiving stockholder approval of the Reverse Split Amendments, the Board of Directors will have sole discretion to elect, as it determines to be in the best interest of the Company and our stockholders, whether to effect the Reverse Split Amendments. The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Split Amendments, is set forth in Appendix A to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board of Directors or the Company’s senior management deems necessary and advisable to effect the Reverse Split Amendments.

If the Board of Directors elects to effect the Reverse Split Amendments following stockholder approval, the number of issued and outstanding shares of our Common Stock would be reduced at a ratio between one-for-five and one-for-twenty, inclusive, such ratio to be determined by the Board at a later date. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the effective date of the Reverse Split Amendments as such stockholder immediately prior to the effective date of the Reverse Split Amendments. The par value of our Common Stock would remain unchanged at $0.10 per share.

Reasons for the Reverse Stock Split

Although the proposed Reverse Split Amendments will not have the effect of increasing the Company’s equity market capitalization, we believe that implementing the Reverse Split Amendments will provide benefits to the Company and our existing stockholders in a number of ways, including:

1.	Maintaining our listing on the NYSE. The Board of Directors of the Company has deemed it appropriate to effect a reverse stock split that would be intended to cure our price condition deficiency and restore the Company to compliance under the NYSE continued listing criteria. Our Board believes that continued listing of our Common Stock on the NYSE provides enhanced confidence to an investment in VAALCO given the stringent listing, governance and disclosure requirements of the NYSE.

We believe that completing the Reverse Split Amendments will result in an increase in our Common Stock price that will maintain it above the $1.00 threshold, which would enable the Company to continue to comply with NYSE listing requirements for maintaining stock price.

The Board of Directors has considered the potential harm to the Company and its stockholders should the NYSE delist our Common Stock. Delisting could adversely affect the liquidity of our Common Stock because alternative markets are generally considered to be less efficient. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board of Directors believes that the Reverse Split Amendments are a potentially effective means for us to maintain compliance with the rules of the NYSE and to avoid, or at least mitigate, the potential adverse consequences of our Common Stock being delisted from the NYSE by potentially increasing the price of our Common Stock.

37    |  VAALCO ENERGY, INC. 2018 Proxy Statement

PROPOSAL NO. 4
REVERSE STOCK SPLIT

2.	Stock Price Requirements. We understand that many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks, or tend to discourage individual brokers from recommending low-priced stocks to their customers, including by restricting or limiting the ability of such individual brokers to purchase such stocks on margin.

3.	Stock Price Volatility. We have been advised by certain institutional investors, as well as by our financial advisors, that a higher stock price may increase the acceptability of our Common Stock to a number of long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices.

4.	Transaction Costs. Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

Reasons for the Decrease in Authorized Shares

As a matter of Delaware law, implementation of the Reverse Split Amendments does not require a change in the total number of shares of our Common Stock authorized under our Certificate of Incorporation. However, the reduction in the authorized number of shares of our Common Stock is designed to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of Common Stock.

Board Discretion to Implement Reverse Split Amendments

If the Reverse Split Amendments are approved by the Company’s stockholders at the  Annual Meeting, it will be effected, if at all, only upon a subsequent determination by the Board of Directors that the Reverse Split Amendments are in the best interests of the Company and our stockholders at the time such Reverse Split Amendments are effected. Such determination will be based upon the factors set forth below under the heading “Criteria to be Used for Decision to Effect the Reverse Split Amendments.” Notwithstanding approval of the Reverse Split Amendments by the stockholders, the Board of Directors may, in its sole discretion, abandon the Reverse Split Amendments and determine prior to the effectiveness of a filing with the Delaware Secretary of State not to effect the Reverse Split Amendments.

Criteria to be Used for Decision to Effect the Reverse Split Amendments

If the stockholders approve the Reverse Split Amendments, the Board of Directors will be authorized to proceed with the Reverse Split Amendments at its sole discretion. In determining whether to proceed with the Reverse Split Amendments, the Board of Directors expects to consider a number of factors, including prevailing market conditions, existing and expected marketability and liquidity of our Common Stock, existing and expected trading prices of our Common Stock, the NYSE listing requirements, our additional funding requirements, and the number of shares of our authorized but unissued Common Stock. The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Effects of the Reverse Split Amendments

After the Reverse Split Amendments, each stockholder will own a reduced number of shares of our Common Stock. This would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the Reverse Stock Split results in a stockholder owning a fractional share as described below. The number of stockholders of record would not be affected by the Reverse Split Amendments, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.

Proportionate voting rights and other rights of the holders of our Common Stock would not be affected by the Reverse Split Amendments (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Split Amendments would continue to hold 2% of the voting power of the outstanding shares of our Common Stock after the Reverse Split Amendments.

No fractional shares of our Common Stock will be issued in connection with the proposed Reverse Stock Split. Holders of our Common Stock who would otherwise receive a fractional share of our Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    38

PROPOSAL NO. 4
REVERSE STOCK SPLIT

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split Amendments will not affect the registration of our Common Stock under the Exchange Act. After the Reverse Split Amendments, our Common Stock will continue to be reported on the NYSE under the symbol “EGY” assuming the price condition deficiency discussed above is cured and the NYSE deems that the Company is restored to compliance under the continued listing criteria set forth in Rule 802.01C of the Listed Company Manual.

Certain Risks and Potential Disadvantages Associated with the Reverse Split Amendments

If the Reverse Split Amendments are implemented, some stockholders may consequently own less than one hundred shares of our Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Split Amendments may be required to pay modestly higher transaction costs should they then determine to sell their shares of our Common Stock.

The effect of the Reverse Split Amendments upon the market prices for our Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the Reverse Split Amendments will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Split Amendments may not achieve the other desired results which have been outlined above. Moreover, because some investors may view the Reverse Split Amendments negatively, there can be no assurance that approval of the Reverse Split Amendments will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Reverse Split Amendments will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Split Amendments may enhance the desirability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long term investors or that the liquidity of our Common Stock will increase since there would be a reduced number of shares outstanding after the Reverse Split Amendments.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split, when and if implemented, may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

While we believe that the reverse stock split should be sufficient to maintain our listing on the NYSE, it is possible that, even if the reverse stock split maintains the market price for our common stock in excess of $1.00 per share, we may not be able to continue to satisfy the other criteria for continued listing of our common stock on the NYSE. Our common stock would be eligible for delisting by the NYSE if any of following conditions exist:

•	our average global market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, our stockholders’ equity is less than $50,000,000; or

•	our average global market capitalization over a consecutive 30 trading-day period is less than $15 million.

We currently are not in compliance with the first continued listing standard set forth above, and we cannot assure you that we will be able to regain compliance before the NYSE subjects us to its delisting procedures.

39    |  VAALCO ENERGY, INC. 2018 Proxy Statement

PROPOSAL NO. 4
REVERSE STOCK SPLIT

Effective Date

If the proposed Reverse Split Amendments are approved at the  Annual Meeting and the Board of Directors elects to proceed with the Reverse Split Amendments, the Reverse Split Amendments will become effective as of the date of the filing (the “Effective Time”) of the certificate of amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, all shares of our Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of our Common Stock in accordance with the Reverse Stock Split ratio described above.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Split Amendments, stockholders will be notified that the Reverse Split Amendments have been effected. Computershare Trust Company, N.A., our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split ratio. Beginning on the effective date of the Reverse Split Amendments, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Cash Payment in Lieu of Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the Reverse Stock Split. Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) from our exchange agent in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

We currently anticipate that, in lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to our exchange agent for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by our exchange agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, if any, our exchange agent will pay to such holders of record their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Discretionary Authority of the Board to Abandon the Reverse Split Amendments

The Board of Directors reserves the right to abandon the Reverse Split Amendments without further action by our stockholders at any time before the effectiveness of the certificate of amendment, even if the Reverse Split Amendments have been authorized by our stockholders. By voting in favor of the Reverse Split Amendments, you are also expressly authorizing our Board of Directors to determine not to proceed with, and abandon, the Reverse Split Amendments if it should so decide.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    40

PROPOSAL NO. 4
REVERSE STOCK SPLIT

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to effect the Reverse Split Amendments, and we will not independently provide our stockholders with any such rights.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of the Reverse Split Amendments to holders of our Common Stock. The summary is based on the Code , applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split Amendments. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers, insurance companies, regulated investment companies, tax exempt organizations, banks, financial institutions, holders who hold our Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, U.S. expatriates, holders subject to the alternative minimum tax, holders whose functional currency is not the U.S. dollar, or persons who acquired our Common Stock through the exercise of employee stock options or otherwise as compensation) or the tax consequences which may apply to holders of our Common Stock in light of their particular circumstances.

This summary is limited to holders of our Common Stock that are U.S. Holders, as defined immediately below, and that hold our Common Stock as a capital asset (generally, property held for investment). A “U.S. Holder” is a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes:

•	An individual who is a citizen or a resident of the United States;

•	A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	A trust if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) in the case of a trust that was treated as a domestic trust under law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

This summary does not address (i) any U.S. state or local or any foreign tax consequences, (ii) any estate, gift or other non-U.S. federal income tax consequences, or (iii) the Medicare tax on net investment income.

If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds our Common Stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to its tax consequences.

Each holder of our Common Stock is urged to consult its own tax advisor with respect to the U.S. federal, state and local and foreign tax consequences of the of the Reverse Split Amendments.

41    |  VAALCO ENERGY, INC. 2018 Proxy Statement

PROPOSAL NO. 4
REVERSE STOCK SPLIT

In general, a  U.S. Holder who receives solely a reduced number of shares of our Common Stock in the Reverse Stock Split will not recognize gain or loss. Such a U.S. Holder’s aggregate basis in the reduced number of shares of our Common Stock immediately following the Reverse Stock Split will equal the U.S. Holder’s aggregate basis in its old shares of our Common Stock immediately prior to the Reverse Stock Split and such U.S. Holder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged.

A U.S. Holder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, a U.S. Holder receiving such a payment should recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s basis in the fractional share.  Such gain generally will be long-term capital gain if the U.S. Holder’s holding period in its pre-Reverse Stock Split shares of our Common Stock is more than one year as of the Reverse Stock Split effective date. The deductibility of  capital losses is subject to limitations.

U.S. Holders that have acquired different blocks of our Common Stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis, and the holding period of, our Common Stock.

The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

Additional federal income tax information as to the Reverse Stock Split will be included in the U.S. Internal Revenue Service 8937, Report of Organizational Actions Affecting Basis of Securities, prepared by VAALCO.  This form will be posted to the Investor Relations section of the VAALCO website within 45 days of when the Reverse Stock Split becomes effective or, if earlier, January 15 of the calendar year following the calendar year in which the Reverse Stock Split becomes effective.

VAALCO ENERGY, INC. 2018 Proxy Statement  |    42

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership interest in Company stock as of March 26, 2018, the record date for the 2018 Annual Meeting, for (i) all those known to us to be holders of more than five percent of our outstanding stock; (ii) each director and each of our Named Executive Officers and (iii) all directors and all executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 9800 Richmond Avenue, Suite 700, Houston Texas 77042.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding(1)
Directors & Named Executive Officers
Cary M. Bounds	933,162(2)	1.6%
Philip F. Patman, Jr.	246,445(3)	*
Andrew L. Fawthrop	235,795(4)	*
Michael Keane	216,636(5)	*
A. John Knapp, Jr.	396,636(6)	*
John J. Myers, Jr.	481,148(7)	*
Steven J. Pully	216,636(8)	*
Elizabeth D. Prochnow	90,922(9)	*

Common Stock owned by all Directors and Executive Officers as a group (8 persons)	2,817,380	4.8%

5% Stockholders:
Kornitzer Capital Management, Inc.	5,238,773(10)	8.9%
Bradley L. Radoff	4,494,905(11)	7.6%

* Less than 1%

(1)	As of March 26, 2018, there were 58,862,876 shares of common stock issued and outstanding.

(2)	Includes 529,606 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $1.23.

(3)	Includes 62,235 shares that may be acquired subject to options exercisable within 60 days at an exercise price of $0.96.

(4)	Includes 93,190 shares that may be acquired subject to options exercisable within 60 days at an exercise price of $0.99.

(5)	Includes 93,190 shares that may be acquired subject to options exercisable within 60 days at an exercise price of $0.99.

(6)	Includes 20,000 shares owned by Andover Real Estate Services, Inc., an entity that Mr. Knapp controls and 93,190 shares that may be acquired subject to options exercisable within 60 days at an exercise price of $0.99.

(7)	Includes 138,190 shares that may be acquired subject to options exercisable within 60 days at an exercise price of $3.19.

(8)	Includes 93,190 shares that may be acquired subject to options exercisable within 60 days at an exercise price of $0.99.

(9)	Includes 90,922 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $1.20.

(10)	Based on a Schedule 13F filed with the SEC on January 31, 2018, by Kornitzer Capital Management, Inc. (“Kornitzer”). The address of Kornitzer is 5420 W. 61st Place, Mission, Kansas 66205.

(11)	Based on a Schedule 13D/A filed with the SEC on January 22, 2018 by BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., The Radoff Family Foundation and Bradley L. Radoff, Mr. Radoff has sole voting power and sole dispositive power over all of the shares shown in the table. Mr. Radoff directly owns 1,938,905 of the shares shown. As the sole shareholder and sole director of each of BLRGP Inc. and Fondren Management, LP and as director of The Radoff Family Foundation, Mr. Radoff may be deemed the beneficial owner of (i) 2,471,000 shares owned by BLR Partners LP and (ii) 85,000 shares owned by The Radoff Family Foundation. The address of Mr. Radoff is 1177 West Loop South, Suite 1625 Houston, Texas 77027.

43    |  VAALCO ENERGY, INC. 2018 Proxy Statement

ADDITIONAL
INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership.

To our knowledge, based solely upon a review of the copies of Forms 3 and 4 furnished to us, or written representations from certain reporting persons that no Forms 5 were required, we believe that during 2017 all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were satisfied, except that the Form 4s were filed late for the independent directors relating to the shares granted in June 2017.

ADDITIONAL INFORMATION

Stockholder Proposals for 2019 Annual Meeting

Stockholders who desire to present proposals at the 2019 Annual Meeting of Stockholders and to have proposals included in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must submit their proposals to us at our principal executive offices not later than the close of business on November 23, 2018. If the date of the 2019 Annual Meeting is changed by more than 30 days from the date of the 2018 Annual Meeting, the deadline for submitting proposals is a reasonable time before we begin to print and mail the proxy materials for our 2019 Annual Meeting.

Our bylaws provide that stockholders may nominate persons for election to the Board of Directors or bring any other business before the stockholders (other than matters properly brought under Rule 14a-8) at the 2019 Annual Meeting of Stockholders only by sending to VAALCO’s Corporate Secretary a notice containing the information required by our bylaws no earlier than the close of business on January 9, 2019 and no later than the close of business on February 8, 2019. If we schedule our 2019 Annual Meeting to a date that is more than 30 days before or 60 days after May 9, 2019, then such notice must be given no earlier than the close of business 120 days, and no later than the close of business 90 days, before the rescheduled meeting, unless VAALCO gives notice of the rescheduled Annual Meeting less than 100 days before the rescheduled meeting, in which case the notice must be given within 10 days following the date public notice of the rescheduled meeting is given by VAALCO. The stockholder’s written notice must include information about the proposed nominee, including name, age, business address, number of shares of our common stock beneficially owned, and any other information required in proxy solicitations for the contested election of directors, including employment history, participation as a director of other public or private corporations, and information about any relationship or understanding between the proposing stockholder and the candidate or any other person (naming that person) pursuant to which the nomination is to be made. In addition, the stockholder giving the notice must include the following information: such stockholder’s name, record address, number of shares of our common stock beneficially owned, any short positions held in our securities, other information about his or her ownership of our securities, and a description of all arrangements or understandings between the stockholder and each nominee and any other person (naming such person) pursuant to which each nomination is to be made by the stockholder.

Date and Time of Meeting

The VAALCO Energy, Inc. Annual Meeting of stockholders will be held at 9:00 a.m. Central Daylight Time, on May 9, 2018 at the Houston Marriott Westchase Hotel, 2900 Briarpark Drive, Houston, Texas 77042.

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ADDITIONAL
INFORMATION

Record Date and Persons Entitled to Vote

The Board of Directors has set the close of business on March 26, 2018 as the record date for stockholders entitled to notice of and to vote at the meeting. At the close of business on the record date, there were 58,862,876 shares of VAALCO common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Procedure to Access Proxy Materials Over the Internet

Your proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at www.proxyvote.com.

Information About the Advisory Vote on Compensation

Because your vote with respect to approval of our Named Executive Officer compensation is advisory, it will not be binding upon the Board. However, our Compensation Committee and the Board will carefully consider the outcome of the vote when reviewing future compensation arrangements for our executive officers.

How to Vote

The Board encourages you to exercise your right to vote. Your vote is important. Stockholders can vote in person at the Annual Meeting or by proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you are a stockholder of record (you own shares in your name), there are three ways to vote by proxy:

•	By Internet–You may vote over the Internet at www.proxyvote.com by following the instructions on the Notice or, if you received your proxy materials by mail, by following the instructions on the proxy card.

•	By telephone–Stockholders located in the United States that receive proxy materials by mail may vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.

•	By mail–If you received proxy materials by mail, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.

Telephone and Internet voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight time on May 8, 2018.

Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. The Board recommends that you vote by proxy since it is not practical for most stockholders to attend the Annual Meeting.

If you are a street name stockholder (that is, if your shares are held of record in the name of a bank, broker or other holder of record), you will receive instructions from the bank, broker or other record holder of your shares. You must follow the instructions of the holder of record in order for your shares to be voted. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies will be voted:

•	for the nominees for directors named in this proxy statement;

•	for ratification of the appointment of the independent auditors;

•	for approval of the advisory resolution on executive compensation; and

•	for approval of the amendment to our Restated Certificate of Incorporation to effect the reverse stock split of our Common Stock

45    |  VAALCO ENERGY, INC. 2018 Proxy Statement

ADDITIONAL
INFORMATION

How to Change Your Vote

If you are a stockholder of record, you may later revoke your proxy instructions by:

•	sending a written statement to that effect to the Corporate Secretary at the address listed on the first page of this proxy statement;

•	voting again by the Internet or telephone (only the last vote cast will be counted), provided that the stockholder does so before 11:59 p.m. Eastern time on May 8, 2018;

•	submitting a properly signed proxy with a later date; or

•	voting in person at the Annual Meeting.

If you are a street name stockholder, you may later revoke your proxy instructions by following the procedures provided by your bank, broker or other nominee.

Quorum

Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly vote by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our common stock entitled to vote must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

Routine and Non-Routine Matters; Abstentions and Broker Non-Votes

The NYSE permits brokers to vote their customers’ stock held in street name on “routine matters” when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called “broker non-votes”.

The ratification of the appointment of the independent auditors and approval of the amendment of our certificate of incorporation are the routine matters on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

The election of directors and the advisory vote to approve our executive compensation and the frequency of such advisory vote are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

Vote Required for each Proposal

•	Election of Directors. The four nominees for election as directors at the Annual Meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors. For this purpose, abstentions and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors. Accordingly, if you own your shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

•	Independent Auditor. The ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual Meeting. Abstentions will have the same effect as votes cast “against” the proposal.

•	Named Executive Officer Compensation. Our Named Executive Officer compensation will be considered approved by our stockholders in an advisory manner upon the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual Meeting. For this purpose, abstentions will have the same effect as votes cast “against” the proposal. Broker non-votes are not counted as shares entitled to vote for the proposal. If you own your shares through a broker, you must give the broker instructions to vote your shares in the advisory vote on compensation of our executive officers. Otherwise, your shares will not be voted.

•	Amendment of Amended and Restated Certificate of Incorporation. Approval of the Amendment of the Company’s Amended and Restated Certificate of Incorporation requires the approval of a majority of the shares outstanding and entitled to vote at the Annual Meeting. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

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ADDITIONAL
INFORMATION

Proxy Solicitation

In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by VAALCO, postings on our website at www.VAALCO.com, advertisements in periodicals, or other media forms. None of our officers or employees will receive any extra compensation for soliciting you. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.

Tabulation

Our Corporate Secretary will tabulate and certify the vote at the Annual Meeting.

Results of the Vote

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time of filing the Form 8-K. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.VAALCO.com. Also, the referenced Form 8-K, any amendments thereto and other reports we file with the SEC are available to you over the Internet at the SEC’s website at www.sec.gov.

List of Stockholders

A complete list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at our offices, 9800 Richmond Avenue, Suite 700, Houston, Texas, 77042. Such list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

47    |  VAALCO ENERGY, INC. 2018 Proxy Statement

APPENDIX A

CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF VAALCO ENERGY, INC.

VAALCO Energy, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 24, 1997, as further amended by amendments filed on June 25, 1998 and May 7, 2014 (as amended to date, the “Certificate of Incorporation”).

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 141 and Section 242 of the DGCL, has duly adopted resolutions approving an amendment to the Certificate of Incorporation by deleting the first sentence of Article Four in its entirety and replacing it with the following two paragraphs:

“FOUR.  The aggregate number of shares of capital stock that the Corporation shall have the authority to issue is [X], of which [X](1) shares shall be Common Stock of the Corporation, par value $0.10 per share, and 500,000 shares shall be Preferred Stock, par value $25.00 per share.

Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each [five] - [twenty] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time and issued and held in the treasury of the Corporation immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and reclassified into one validly issued, fully paid and nonassessable share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”); provided, however, that no fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, any person who would otherwise be entitled to a fractional share of the Corporation’s Common Stock as a result of the Reverse Stock Split shall be entitled to receive a cash payment (without interest) equal to the fair value thereof, as determined in good faith by the Board of Directors. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time).”

THIRD: The foregoing amendment was duly adopted by the stockholders of the Corporation in accordance with Section 242 of the DGCL.

FOURTH: The terms and provisions of this Certificate of Amendment shall become effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

(1)	Assuming the Reverse Stock Split proposal and the authorized shares reduction proposal are approved by the required stockholder vote and VAALCO’s Board of Directors elects to effect the Reverse Stock Split, the number of shares of VAALCO’s total authorized Common Stock would be correspondingly, and proportionally to the Reverse Stock Split ratio determined by VAALCO’s Board of Directors, reduced (thereby effecting a reduction in VAALCO’s total authorized capital stock).

VAALCO ENERGY, INC. 2018 Proxy Statement  |    48

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Cary Bounds   02 Andrew L. Fawthrop   03 A. John Knapp, Jr.   04 Steven J. Pully

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000369385_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com

VAALCO ENERGY, INC.
Annual Meeting of Stockholders
May 9, 2018 9:00 AM

The undersigned hereby appoints Cary Bounds and Philip F. Patman, Jr., or either of them, as proxies, each with the full power of substitution and revocation as to each of them, to represent the undersigned and to vote all shares of Common Stock of VAALCO ENERGY, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on May 9, 2018 at the Houston Marriott Westchase, 2900 Briarpark Drive Houston, Texas 77042, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

Continued and to be signed on reverse side

0000369385_2 R1.0.1.17